Exhibit 99.1

Intermolecular Announces Full Year and Fourth Quarter 2012 Results
Addition and Expansion of Customer Programs Drove 24% Year-over-Year Revenue Growth, and Non-GAAP Net Income in 2012
SAN JOSE, Calif., February 7, 2012 -- Intermolecular, Inc. (NASDAQ: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its full year and fourth quarter ended December 31, 2012.
Full Year 2012 Results
For the year ended December 31, 2012, revenue was $66.8 million, representing 24% growth over revenue of $53.8 million in 2011. Net loss for 2012 was $(0.8) million, or $(0.02) per share, compared with a net loss of $(38.7) million, or $(3.99) per share for 2011.
Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with GAAP and additionally on a non-GAAP basis.  A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
Non-GAAP net income for the year ended December 31, 2012 was $2.9 million or $0.06 per share. This compared with non-GAAP net loss of $(0.8) million or $(0.09) per share for 2011.
”We executed our plan in 2012, making significant progress across our portfolio of customer collaborative development programs, diversifying our business with nearly 180% year-over-year growth in clean energy, and further strengthening our world-class team and capabilities of our HPC innovation platform,” said David Lazovsky, President and CEO of Intermolecular. “We are well-positioned for continued growth over the next several years.  As customers commercialize technologies resulting from our collaborations, licensing and royalties will continue to grow as a percentage of revenue.  We are proud of the results achieved by our team in 2012, reflected, in part, by the Company's patent portfolio which has grown to 1,000 US patents and applications, and was recently ranked 7th in IEEE's Patent Power scorecard for semiconductor manufacturing.”
Fourth Quarter 2012 Results
Revenue for the fourth quarter of 2012 was $17.4 million, representing 15% growth over revenue of $15.1 million in the same period a year ago. Collaborative development program (CDP) revenue was $11.6 million for the quarter, compared to $10.6 million in the prior year, reflecting the ramp of Intermolecular's development program for advanced logic semiconductors, and significant expansion of its clean energy business. Licensing and royalty revenue was $5.8 million, compared to $3.9 million for the same period a year ago, and included a buy-out of IP by First Solar.
As reported under U.S. generally accepted accounting principles (GAAP), the Company reported net income of $0.5 million or $0.01 per share for the fourth quarter of 2012, compared to a net loss of $(25.6) million, or $(1.19) per share for the fourth quarter of 2011. Net loss for the fourth quarter of 2011 included a $25.3 million, non-recurring expense that the Company recognized upon completion of its IP asset purchase agreement with Symyx.

Non-GAAP net income for the fourth quarter of 2012 was $1.5 million or $0.03 per share. This compared with non-GAAP net income of $0.2 million or $0.00 per share for the fourth quarter of 2011.
The Company ended 2012 with total backlog of $77.2 million, of which $44.6 million is expected to be recognized as revenue in 2013. This backlog amount does not include any incremental bookings since December 31, 2012 or any forecast for future volume-based royalty streams.
Outlook for First Quarter 2013
The following statements are based on current expectations for the first quarter of 2013.

•	Intermolecular projects revenue in the range of $16.5 to $17.0 million. This revenue projection includes $13.7 million from reported backlog as of December 31, 2012.

•
Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(0.5) million and breakeven, or between $(0.01) to $0.00 per share, on approximately 49 million shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Peter Eidelman, Chief Financial Officer, to discuss the business.
The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.
About Intermolecular, Inc.
Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of the Company's proprietary High Productivity Combinatorial (HPCTM) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. "Intermolecular" and the Intermolecular logo are registered trademarks; and "HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, expectations regarding our future revenue; our revenue mix as a result of the ramping of our licensing and royalty revenues; our net income; our backlog and our expectations that it will convert to revenue; our prospects for, and visibility with respect to, increased licensing and royalty revenue, and in particular, volume-based royalties from multiple customers; our general prospects for continued growth over the next several years; the ability of our business model to generate long-term shareholder returns; technical progress under our collaborative development programs with our customers; expectations of customers with respect to their business and technology in 2013 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the impact of the Kingdom of Saudi Arabia's announced commitment to invest heavily in solar power on our micro-CDP with KAUST; the scalability of our financial model and future earnings leverage; the proposed acquisition of Elpida by Micron and the anticipated benefits to our business if the acquisition closes; the anticipated market positioning of Micron if the acquisition is completed; the size of market opportunities in the semiconductor and clean energy industries in general, as well as in particular market segments (including but not limited to thin-film PV and LED) within each industry; the total addressable end markets for our HPC platform; our anticipated successful expansion into some of these market segments; anticipated growth in our current markets through expansion of existing customer CDPs and the entry into CDPs with new customers; and our goal of increasing commercial transaction with both foundry and integrated device manufacturing leaders in advanced logic, including but not limited to broadening our existing relationship with TSMC. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2011 Form 10-K and our subsequent Forms 10-Qs, as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenue:
Collaborative development program and services revenue	$11,632	$10,564	$47,468	$36,733
Product revenue	—	679	3,495	2,717
Licensing and royalty revenue	5,811	3,889	15,864	14,380
Total revenue	17,443	15,132	66,827	53,830
Cost of revenue	6,537	7,470	28,403	25,469
Gross profit	10,906	7,662	38,424	28,361
Operating expenses:
Research and development	5,837	4,659	21,839	19,260
Sales and marketing	1,599	1,056	5,433	4,285
General and administrative	2,678	2,378	10,868	8,534
Total operating expenses	10,114	8,093	38,140	32,079
Operating income (loss)	792	(431)	284	(3,718)
Interest (expense) income, net	(250)	(103)	(1,004)	(87)
Other income (expense), net	(1)	(24,993)	15	(26,167)
Income (loss) before provision for income taxes	541	(25,527)	(705)	(29,972)
Income tax provision	39	24	51	43
Net income (loss)	502	(25,551)	(756)	(30,015)
Accretion on redeemable convertible preferred stock	—	—	—	(8,660)
Net income (loss) attributable to common stockholders	$502	$(25,551)	$(756)	$(38,675)
Basic net income (loss) per common share	$0.01	$(1.19)	$(0.02)	$(3.99)
Diluted net income (loss) per common share	$0.01	$(1.19)	$(0.02)	$(3.99)
Shares used in basic and diluted net loss per common share	43,684	21,519	42,966	9,699
Shares used in basic and diluted net loss per common share	47,726	21,519	42,966	9,699

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of December 31, 2012	As of December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$78,283	$81,002
Accounts receivable, net	8,330	11,162
Inventory, current portion	1,631	—
Prepaid expenses and other current assets	1,361	1,763
Total current assets	89,605	93,927
Inventory, net of current portion	3,160	2,532
Property and equipment, net	24,058	25,128
Intangible assets, net	6,671	6,067
Other assets	191	160
Total assets	$123,685	$127,814
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$971	$1,079
Accrued compensation and employee benefits	3,397	2,452
Deferred revenue, current portion	3,130	11,168
Accrued liabilities	3,386	3,759
Note payable, current portion	26,514	804
Total current liabilities	37,398	19,262
Note payable, net of current portion	—	26,514
Deferred revenue, net of current portion	—	716
Other long-term liabilities	770	1,149
Total liabilities	38,168	47,641
Stockholders’ equity:
Common stock	44	42
Additional paid-in capital	186,778	180,680
Accumulated deficit	(101,305)	(100,549)
Total stockholders’ equity	85,517	80,173
Total liabilities and stockholders’ equity	$123,685	$127,814

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(756)	$(30,015)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,995	7,079
Stock-based compensation	3,652	2,442
Impairment of long-lived assets	949	—
Revaluation of preferred stock warrant liability	—	554
Revaluation of derivative liability	—	24,476
Common stock warrant charge (contra revenue)	—	312
Loss on disposal of property and equipment	2	65
Changes in operating assets and liabilities:
Prepaid expenses and other assets	371	(2,677)
Inventory	(1,459)	(343)
Accounts receivable	2,788	(7,030)
Accounts payable	(177)	(203)
Accrued and other liabilities	(369)	5,446
Deferred revenue	(9,510)	(8,262)
Net cash provided by (used in) operating activities	3,486	(8,156)
Cash flows from investing activities:
Purchase of short-term investments	(2,201)	(750)
Redemption of short-term investments	2,201	750
Purchase of property and equipment	(6,560)	(12,806)
Capitalized intangible assets	(1,274)	(835)
Decrease in restricted cash	—	173
Net cash used in investing activities	(7,834)	(13,468)
Cash flows from financing activities:
Payment of debt	(804)	—
Proceeds from exercise of common stock options	2,433	476
Payment of selling stockholder offering costs	—	(1,389)
Proceeds from exercise of common stock warrants	—	6,376
Proceeds from initial public offering, net of expenses	—	49,217
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	24,882
Net cash provided by financing activities	1,629	79,562
Net (decrease) increase in cash and cash equivalents	(2,719)	57,938
Cash and cash equivalents at beginning of period	81,002	23,064
Cash and cash equivalents at end of period	$78,283	$81,002

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and, for certain 2011 periods, a common stock warrant charge against revenue, preferred stock warrant and derivative charges, transaction costs related to our acquisition of Symyx and accretion on redeemable convertible preferred stock. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,
	GAAP Results	Stock-based Compensation	Non-GAAP Results
Revenue:
Collaborative development program and services revenue	$11,632	$—	$11,632
Product revenue	—	—	—
Licensing and royalty revenue	5,811	—	5,811
Total revenue	17,443	—	17,443
Cost of revenue (a)	6,537	(231)	6,306
Gross profit	10,906	231	11,137
Operating expenses:
Research and development (a)	5,837	(230)	5,607
Sales and marketing (a)	1,599	(224)	1,375
General and administrative (a)	2,678	(280)	2,398
Total operating expenses	10,114	(734)	9,380
Operating income	792	965	1,757
Interest (expense) income, net	(250)	—	(250)
Other income (expense), net	(1)	—	(1)
Income before provision for income taxes	541	965	1,506
Income tax provision	39	—	39
Net income	$502	$965	$1,467
Basic net income per common share	$0.01		$0.03
Diluted net income per common share	$0.01		$0.03
Shares used in basic net income per common share	43,684		43,684
Shares used in diluted net income per common share	47,726		47,726

(a)          Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Year Ended December 31, 2012
	GAAP Results	Stock-based Compensation	Non-GAAP Results
Revenue:
Collaborative development program and services revenue	$47,468	$—	$47,468
Product revenue	3,495	—	3,495
Licensing and royalty revenue	15,864	—	15,864
Total revenue	66,827	—	66,827
Cost of revenue (a)	28,403	(1,011)	27,392
Gross profit	38,424	1,011	39,435
Operating expenses:
Research and development (a)	21,839	(872)	20,967
Sales and marketing (a)	5,433	(774)	4,659
General and administrative (a)	10,868	(995)	9,873
Total operating expenses	38,140	(2,641)	35,499
Operating income	284	3,652	3,936
Interest (expense) income, net	(1,004)	—	(1,004)
Other income (expense), net	15	—	15
(Loss) income before provision for income taxes	(705)	3,652	2,947
Provision for income taxes	51	—	51
Net (loss) income	$(756)	$3,652	$2,896
Basic net (loss) income per common share	$(0.02)		$0.07
Diluted net (loss) income per common share	$(0.02)		$0.06
Shares used in basic net (loss) income per common share	42,966		42,966
Shares used in diluted net (loss) income per common share	42,966		47,493

(a)   Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
GAAP revenue	$17,443	$15,132	$66,827	$53,830
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Non-GAAP revenue	$17,443	$15,132	$66,827	$54,142
GAAP cost of net revenue	$6,537	$7,470	$28,403	$25,469
Stock-based compensation expense (b)	(231)	(204)	(1,011)	(622)
Non-GAAP cost of net revenue	$6,306	$7,266	$27,392	$24,847
GAAP gross profit	$10,906	$7,662	$38,424	$28,361
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Stock-based compensation expense (b)	231	204	1,011	622
Non-GAAP gross profit	$11,137	$7,866	$39,435	$29,295
As a percentage of net revenue:
GAAP gross margin	62.5%	50.6%	57.5%	52.7%
Non-GAAP gross margin	63.8%	52.0%	59.0%	54.1%
GAAP operating income (loss)	$792	$(431)	$284	$(3,718)
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Stock-based compensation expense (b):
Cost of net revenue	231	204	1,011	622
Research and development	230	135	872	462
Sales and marketing	224	143	774	770
General and administrative	280	157	995	588
Non-GAAP operating income (loss)	$1,757	$208	$3,936	$(964)
GAAP net income (loss) attributable to common stockholders	$502	$(25,551)	$(756)	$(38,675)
Stock-based compensation expense (b)	965	639	3,652	2,442
Symyx related transaction charges (d)	—	25,256	—	25,865
Preferred stock warrant and derivative charges (c)	—	(140)	—	554
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Accretion on redeemable convertible preferred stock	—	—	—	8,660
Non-GAAP net income (loss) attributable to common stockholders	$1,467	$204	$2,896	$(842)
Shares used in computing Non-GAAP basic net income (loss) per share (d)	43,684	21,519	42,966	9,699
Shares used in computing Non-GAAP diluted net income (loss) per share (d)	47,726	44,074	47,493	9,699
Non-GAAP earnings per share:
Basic net income (loss) per common share	$0.03	$0.01	$0.07	$(0.09)
Diluted net income (loss) per common share	$0.03	$0.00	$0.06	$(0.09)

(a) Reduction in revenue as a result of common stock warrants issued in connection with a customer agreement.

(b) Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.
(c) Changes in fair value of the Company's preferred stock warrant prior to its exercise in connection with the Company's initial public offering and the revaluation of the Company's derivative liability prior to the consummation of the asset purchase transaction with Symyx Technologies, Inc.
(d) Increase in share count year over year includes the conversion of preferred shares to common in connection with the Company's initial public offering in November 2011 as well as new shares issued as part of the Company's Series E Preferred Stock financing and the Company's initial public offering completed in 2011.

CONTACTS:

Press Contact
Ed Korczynski
Intermolecular, Inc.
Marketing Communications Director
edk@intermolecular.com
+1.408.582.5629

Investor Contact
Gary Hsueh
Intermolecular, Inc.
Sr. Director of Corporate Development and Investor Relations
gary.hsueh@intermolecular.com
+1.408.582.5635